Exhibit 99.1

NOTICE OF PREPAYMENT TO THE HOLDERS OF THE

4.75% Senior Notes due June 21, 2023

of Owl Rock Capital Corporation

Prepayment Date: December 23, 2021

NOTICE IS HEREBY GIVEN, pursuant to Section 8 of the Note Purchase Agreement dated as of December 21, 2017 (the “Note Purchase Agreement”), between Owl Rock Capital Corporation, a Maryland corporation (the “Company”), and the purchasers listed in the purchasers schedule thereto, that the Company is electing to exercise its option to prepay, in full, the 4.75% Senior Notes due June 21, 2023 (the “Notes”). The Company will prepay all of the issued and outstanding Notes ($150,000,000 in aggregate principal amount) in full on December 23, 2021 (the “Prepayment Date”). The prepayment price for the Notes will be 100% of the aggregate principal amount, plus accrued and unpaid interest thereon to, but excluding, the Prepayment Date, plus the Prepayment Settlement Amount determined for December 23, 2021 (the “Prepayment Amount”). The aggregate accrued interest on the Notes payable on the Prepayment Date will be approximately $19,791.67. The Prepayment Settlement Amount determined for the Prepayment Date is $0.

On the Prepayment Date, the Prepayment Amount will become due and payable to the Holders of the Notes. Interest on the $150,000,000 in principal amount of Notes being prepaid will cease to accrue on and after the Prepayment Date. Unless the Company defaults in paying the Prepayment Amount with respect to such Notes, the only remaining right of the Holders with respect to such Notes will be to receive payment of the Prepayment Amount upon presentation and surrender of such Notes to the Company.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

Questions relating to this notice of prepayment should be directed to Owl Rock Capital Corporation via telephone at (212) 419-3000. Payment of the Prepayment Amount to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail:

Owl Rock Capital Corporation 399 Park Avenue 38th Floor New York, New York Attention: Jonathan Lamm (4.75% Senior Notes Due June 21, 2023)

NOTICE

Under U.S. federal income tax law, the Company or other withholding agent may be required to withhold twenty-four percent (24%) of any gross payment to a holder who fails to provide a taxpayer identification number and other required certifications. To avoid backup withholding, please complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for prepayment. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding the withholding and other tax consequences of the prepayment.

Owl Rock Capital Corporation

Dated: November 23, 2021	By:	Jonathan Lamm
	Title:	Chief Financial Officer

Exhibit A

Senior Financial Officer’s Certificate

Pursuant to Section 8.2 of the Note Purchase Agreement, dated as of December 21, 2017 (the “Note Purchase Agreement”), between Owl Rock Capital Corporation (the “Company”) and the purchasers listed in the purchasers schedule thereto, I, Jonathan Lamm, Chief Financial Officer and Chief Operating Officer of the Company, hereby certify as follows:

The Prepayment Settlement Amount due in connection with the prepayment to take place on December 23, 2021 is zero dollars ($0.00) pursuant to Section 8.6 of the Note Purchase Agreement.

Capitalized terms that are used herein but not defined shall have the meanings set forth in the Note Purchase Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Senior Financial Officer’s Certificate, in his capacity as an officer of the Company.

Date: November 23, 2021

By:	/s/ Jonathan Lamm
Name:	Jonathan Lamm
Title:	Chief Financial Officer and Chief Operating Officer

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